Exhibit 10.2

Summary Description

of the

Leggett & Platt, Incorporated

Key Management Incentive Compensation Plan for Jack D. Crusa

Leggett & Platt, Incorporated has a Key Management Incentive Compensation Plan (the “KMICP”) which is a cash bonus plan for non-executive officers. Jack D. Crusa, the Company’s Senior Vice President – Operations, will participate in the KMICP in 2017 as a Profit Center Participant. Under the KMICP, Mr. Crusa is eligible to receive a cash award calculated by multiplying his weighted average annual base salary for the year by a target percentage of 60% assigned by senior management (the “Target Percentage”), then applying the award formula. The KMICP normally uses the annual base salary at year-end to calculate the award. However, as it relates to Mr. Crusa, a weighted average is being used to account for the scheduled reduction in salary level throughout 2017. Profit Center Participants’ awards under the KMICP are determined by the return on capital employed (ROCE) and free cash flow (FCF) for the applicable profit centers under the participant’s management with the following relative weight:

Performance Objectives	Relative Weight
ROCE	70%
FCF	30%

The Performance Objectives are calculated as follows:

ROCE =	EBIT
Net PP&E + Working Capital[1,2]

[1]	Monthly averaging of Net PP&E and Working Capital, adjusted for currency effects.
[2]	Working Capital excludes cash and current maturities of long-term debt and balance sheet items not directly related to on-going Profit Center activity, such as interest receivable and payable, income taxes receivable and payable, current deferred tax assets and liabilities, and dividends payable.

FCF =	EBITDA (adjusted for currency effects) ± Change in Working Capital[1] + Non-Cash Impairments – Capital Expenditures

[1]	Change in Working Capital from December 31, 2016 to December 31, 2017 excludes cash and current maturities of long-term debt and balance sheet items not directly related to on-going Profit Center activity, such as interest receivable and payable, income taxes receivable and payable, current deferred tax assets and liabilities, and dividends payable.

Performance Objectives shall be adjusted for all items of gain, loss or expense for the fiscal year, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in Note S to the financial statements in the Company’s 2016 10-K; (iii) that are unusual in nature or infrequent in occurrence; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Mr. Crusa’s performance targets for 2017 are as follows:

Profit Center	ROCE Target	FCF Target
Industrial Products Segment	37.2%	$46.0M

For Profit Center Participants, no awards are paid for achievement below 80% of the ROCE and FCF targets for the applicable profit centers under the participant’s management. The ROCE and FCF payouts are each capped at 150%. Payouts will be interpolated for achievement levels falling between those in the schedule. Financial results for each profit center may include a critical compliance adjustment, ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for critical compliance failures. Financial results from acquisitions are excluded from the calculations in the year of acquisition. Financial results from divestitures will be included in the calculations; however, the Performance Objective targets relating to the divested businesses will be prorated to reflect only that portion of the year prior to the divestiture. Financial results from businesses classified as discontinued operations will be included in the calculations.

2017

Profit Center Payout Schedule

ROCE / FCF Achievement		Payout
<80%		0%
80%	Threshold	60%
90%		80%
100%	Target	100%
110%		120%
120%		140%
125%	Maximum	150%

Sample Calculation for Mr. Crusa

The award is calculated by multiplying Mr. Crusa’s weighted average annual base salary for the year, Target Percentage, the relative weight of the Performance Objective, and the payout percentage for each Performance Objective. The sample calculation below assumes a weighted average annual base salary of $220,000 for Mr. Crusa and a target percentage of 60%. If Mr. Crusa’s profit center achieved 100% of the aggregate ROCE target and 90% of the aggregate FCF target, with no adjustment for compliance, his award under the KMICP would be $124,080.

Performance Objective	Participant’s Base Salary		Participant’s Target%		Relative Weight		Payout Percentage		Award
ROCE	$220,000	×	60%	×	70%	×	100%	=	$92,400
FCF	$220,000	×	60%	×	30%	×	80%	=	$31,680

Total Award									$124,080

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